Exhibit 10.38

Amendment No. 1 to
Employment Agreement

THIS AMENDMENT NO. 1 (the “Amendment”), dated as of May 4, 2017, is entered into by and between the undersigned, Patrick McGuiness (the “Executive”), and LBM Holdings, LLC (the “Company”).

Recitals

WHEREAS, the Executive and the Company are parties to an Employment Agreement, dated as of October 25, 2016 (the “Employment Agreement”); and

WHEREAS, the Executive and the Company intend hereby to amend the Employment Agreement as provided herein to provide for a car allowance, housing allowance and allowance for the Executive’s travel expenses from New Jersey to the Company’s offices in Buffalo Grove, IL.

Amendment

NOW, THEREFORE, in consideration of the mutual covenants, agreements and conditions contained herein, the sufficiency of which is hereby acknowledged, the Executive and the Company agree as follows:

1.                                      Amendment and Restatement of Section 3(d) of the Employment Agreement.  Section 3(d) of the Employment Agreement is hereby amended and restated in its entirety to provide as follows:

“(d)                           During the Employment Period, the Company shall (i) provide Executive with a car allowance of $800 per month, payable by the Company in regular installments in accordance with the Company’s general payroll practices (in effect from time to time), (ii) provide Executive with a housing allowance of $2083.33 per month, payable by the Company in regular installments in accordance with the Company’s general payroll practices (in effect from time to time) and (iii) pay or reimburse the cost of Executive’s other travel-related expenses due to Executive’s travel from New Jersey to the Company’s offices in Buffalo Grove, Illinois, including for purposes of this subsection (iii) an amount to gross up Executive for all employer and employee related taxes on such travel-related expense amounts submitted from time to time.

2.                                      No Other Effect on the Employment Agreement.  In all other respects, the form, terms and provisions of the Employment Agreement remain unchanged and in full force and effect.  From and after its execution and delivery by the parties, this Amendment shall become part of, and subject to the other terms and conditions of, the Employment Agreement.

3.                                      Effective Date.  This Amendment shall be effective as of November 7, 2016.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the date first written above.

US LBM HOLDINGS, LLC

/s/ Michelle Pollock
/s/ Patrick McGuiness	By:	Michelle Pollock
Patrick McGuiness	Its:	Secretary